   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1997


                                                      REGISTRATION NO. 333-17769
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              ILEX ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                              8071                             74-2699185
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)             Identification No.)
                                                                        RICHARD L. LOVE
                                                             PRESIDENT AND CHIEF EXECUTIVE OFFICER
            11550 IH-10 WEST, SUITE 300                               ILEX ONCOLOGY, INC.
              SAN ANTONIO, TEXAS 78230                            11550 IH-10 WEST, SUITE 300
                   (210) 949-8200                                   SAN ANTONIO, TEXAS 78230
(Address, including zip code, and telephone number,                      (210) 949-8200
    including area code, of registrant's principal    (Name and address, including zip code, and telephone
                 executive offices)                    number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

              PHILLIP M. RENFRO, ESQ.                             GEORGE W. BILICIC, JR., ESQ.
            FULBRIGHT & JAWORSKI L.L.P.                             CRAVATH, SWAINE & MOORE
           300 CONVENT STREET, SUITE 2200                              825 EIGHTH AVENUE
              SAN ANTONIO, TEXAS 78205                              NEW YORK, NEW YORK 10019
                   (210) 224-5575                                        (212) 474-1000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).

Securities and Exchange Commission filing fee...............  $ 11,326
NASDAQ National Market System application fee...............    46,700
NASD filing fee.............................................     4,238
Legal fees and expenses.....................................   190,000
Transfer Agent and Registrar fee and expenses...............    10,000
Accounting fees and expenses................................   160,000
Blue sky fees and expenses (including counsel fees).........     5,000
Printing costs..............................................   150,000
Miscellaneous...............................................    22,736
                                                              --------
          Total.............................................  $600,000
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or
(iv) for any transaction from which the director derived an improper personal benefit. Article 10 of the Company's Certificate of Incorporation, as amended, eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability.

     The Registrant also has a policy insuring its directors and officers against certain liabilities, including liabilities under the Securities Act.

     Section 8 of the Underwriting Agreement (contained in Exhibit 1.1 hereto) provides for indemnification by the Underwriters of directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, under certain circumstances.

     See "Item 17. Undertakings" for a description of the Securities and Exchange Commission's position regarding such indemnification provisions.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     During the last three years, the Registrant sold the following securities which were not registered under the Securities Act of 1933, as amended (the "Act"). All share numbers have been adjusted to reflect a 1-for-1.75161005882673 reverse stock split that will occur before the closing of this offering.

     The Company was incorporated in December 1993, and January 1994, issued 58 shares of Common Stock to CTRC Research Foundation in exchange for a $1,000 capital contribution.

     In November 1994 and January and March 1995, the Company contracted to sell 1,187,481 shares at $0.18 per share of Common Stock to the founders of the Company, Richard L. Love, Daniel D. Von Hoff, Alexander L. Weis and Charles A. Coltman. The shares were subsequently issued in early 1995. Each of these sales was made pursuant to Section 4(2) of the Securities Act.

     In April 1995, the Company issued to CTRC Research Foundation and the University of Texas Health Sciences Center at San Antonio 2,991,477 of its Series A Convertible Preferred Stock in exchange for certain assets and rights transferred to the Company as capital contributions, pursuant to Section 4(2) of the Securities Act.

     In September 1995, the Company issued 3,101,448 shares of Series B Convertible Preferred Stock to various sophisticated private investors, pursuant to Section 4(2) of the Securities Act and Regulation D thereunder. The aggregate purchase price for the Series B Convertible Preferred Stock was $10,865,000.

     In July 1996, the Company issued to Perseus Pharmaceuticals, L.L.C., Drug Royalty Corporation, Inc. and certain holders of the Company's Series B Convertible Preferred Stock, 1,309,424 shares of its Series C Convertible Preferred Stock and warrants (the "Series C Warrants") for the purchase of 327,367 shares of Common Stock for an aggregate purchase price of $10 million, pursuant to Section 4(2) of the Securities Act and Regulation D thereunder.

     The Series C Warrants entitle the holder, upon exercise thereof, to purchase from the Company shares of its Common Stock at a price per share of $8.76. The holders of the Series C Warrants are provided certain registration rights that arise upon the Company's proposal to register, subsequent to its initial public offering, the Common Stock for sale to the public under the Securities Act. The Series C Warrants are also subject to certain adjustments which may be made to the number of shares purchasable resulting from stock splits, issuance of additional Common Stock, issuance of additional warrants or other rights or issuance of securities convertible into Common Stock by the Company. The Company has also issued warrants to Vector Securities International, Inc. and Chestnut Partners, Inc. for the purchase of 97,054 and 28,546 shares of Common Stock, respectively. The warrants issued to

Vector Securities International, Inc. were issued in September 1995 in consideration of services rendered in connection with the offering of the Series B Convertible Preferred Stock and have an exercise price of $3.50 per share. The warrant issued to Chestnut Partners, Inc. was issued in July 1996 in consideration of services rendered in connection with this offering on substantially the same terms as the Series C Warrant. See "Description of Capital Stock -- Warrants."

     In November 1996, the Company issued to Johnson & Johnson Development Corporation, pursuant to Section 4(2) of the Securities Act and Regulation D thereunder, 113,953 shares of Series D Convertible Preferred Stock, for an aggregate purchase price of $1.0 million.

     In December 1996, the Company issued to MPI Enterprises, L.L.C., pursuant to Section 4(2) of the Securities Act and Regulation D thereunder, 475,753 shares of Series E Convertible Preferred Stock, for an aggregate purchase price of $5.0 million.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
         1.1**           -- Form of Underwriting Agreement
         3.1**           -- Amended and Restated Certificate of Incorporation of the
                            Company
         3.2**           -- Bylaws of the Company, as amended
         4.1**           -- Specimen of certificate representing Common Stock, $.01 par value, of the Company
         5.1**           -- Opinion of Fulbright & Jaworski L.L.P. regarding legality of the Common Stock being registered
        10.1**           -- Revolving Promissory Note dated November 18, 1994, in the original principal amount of $500,000, payable by the
                            Company to CTRC Research Foundation
        10.2**           -- Loan Agreement dated November 18, 1994 between the
                            Company and CTRC Research Foundation
        10.3**           -- Letter Agreement dated December 4, 1996 between the
                            Company and CTRC Research Foundation terminating the line
                            of credit
        10.4**           -- Assignment of Rights and Assets dated November 1994 from
                            CTRC Research Foundation to the Company
        10.5**           -- First Amendment to Assignment of Rights and Assets dated
                            September 1995 between ILEX Oncology, Inc. and CTRC
                            Research Foundation
        10.6**           -- Services Agreement dated November 18, 1994 between CTRC
                            Research Foundation and the Company
        10.7**           -- Covenant Not To Sue dated September 1995 between CTRC
                            Research Foundation and the Company
        10.8**           -- Office Lease dated October 1, 1994 between the Company
                            and CTRC Research Foundation
        10.9**           -- Lease Agreement dated October 1, 1994 between Texas
                            Research and Technology Foundation and the Company
        10.10**          -- Lease Agreement dated September 1, 1995 between CTRC
                            Research Foundation and the Company
        10.11**          -- Commercial Industrial Sublease Agreement between
                            TRTF/CTRCRF Building Corporation and the Company

     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
        10.12**          -- Agreement dated November 1, 1994 [cGMP Plant] by and
                            among Texas Research and Technology Foundation, CTRC
                            Research Foundation, TRTF/CTRCRF Building Corporation and
                            the Company
        10.13+**         -- License Agreement [Piritrexim Isethionate] dated March
                            31, 1995 by and among Burroughs Wellcome Co., The
                            Wellcome Foundation Limited and the Company
        10.14+**         -- License Agreement [Oxypurinol] dated March 31, 1995 by
                            and among Burroughs Wellcome Co., The Wellcome Foundation
                            Limited and the Company
        10.15+**         -- License Agreement [Crisnatol Mesylate] dated November 1,
                            1993 by and among Burroughs Wellcome Co., The Wellcome
                            Foundation Limited and CTRC Research Foundation
        10.16+**         -- Amendment and Agreement with Respect to License Agreement
                            [crisnatol mesylate] dated October 5, 1996 amending
                            License Agreement dated November 1, 1993 by and among
                            Burroughs Wellcome Co., The Wellcome Foundation Limited
                            and CTRC Research Foundation
        10.17+**         -- License Agreement [Eflornithine] between ILEX Oncology,
                            Inc. and Marion Merrell Dow Inc. and its subsidiaries
                            Merrell Dow Pharmaceuticals Inc. and Marion Merrell Dow
                            France Et Cie
        10.18+           -- Development and License Agreement [crisnatol mesylate]
                            dated October 11, 1996 by and among the Company and
                            Janssen Pharmaceutica, N.V.
        10.19+**         -- License Agreement [Farnesyl Transferase Inhibitors] dated
                            July 1, 1996 by and between Sother Limited and the
                            Company
        10.20+**         -- License Agreement [RP 60475] dated November 18, 1994
                            between Rhone-Poulenc Rorer S.A. and the Company
        10.21+**         -- Agreement dated November 25, 1996 between Hoffmann-La
                            Roche, Inc. and the Company [RO23-7553]
        10.22+**         -- License and Development Agreement [MGBG] dated October 1,
                            1992 between Sterling Winthrop Inc. and CTRC Research
                            Foundation
        10.23+           -- Research Collaboration Agreement dated December 12, 1995 between CTRC Research Foundation and Sanofi
        10.24**          -- Consent, Acknowledgment and Waiver Agreement dated
                            September 1994 by and among CTRC Research Foundation,
                            Sterling Winthrop Inc. and the Company
        10.25            -- Intentionally omitted
        10.26**          -- Material Transfer Agreement [Dihydro-5-Azacytidine] dated
                            March 9, 1995 between the Company and the National
                            Institutes of Health
        10.27+**         -- Patent License Agreement--Exclusive [Methyl-Glyoxal
                            Bis-Guanylhydrazone] dated September 8, 1991 between the
                            National Institutes of Health and Cancer Therapy and
                            Research Center
        10.28**          -- Agreement for Services dated February 15, 1995 between
                            the Company and The University of Texas Health Science
                            Center at San Antonio
        10.29**          -- Agreement for Services effective September 20, 1994
                            between CTRC Research Foundation and The University of
                            Texas Health Science Center at San Antonio
        10.30**          -- Master Services Agreement (Preclinical Services) dated
                            June 11, 1996 by and between the Company and Lipitek
                            International, Inc.

     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
        10.31**          -- Letter Agreement dated September 28, 1995 between Cross
                            Atlantic Partners K/S, Boston Capital Ventures III.
                            Limited Partnership, Rovent II Limited Partnership, CTRC
                            Research Foundation and the Company
        10.32**          -- Warrant for the purchase of shares of Common Stock dated
                            September 1995 between the Company and Vector Securities
                            International, Inc.
        10.33**          -- Warrant for the Purchase of shares of Common Stock dated
                            July 1996 between the Company and Chestnut Partners, Inc.
        10.34**          -- Institute for Drug Development Program Agreement dated
                            September 20, 1994 between CTRC Research Foundation and
                            The University of Texas Health Science Center at San
                            Antonio
        10.35**          -- Subordinated Option Agreement dated March 27, 1995
                            between CTRC Research Foundation and the Company
        10.36**          -- Employment Agreement dated November 2, 1994 between
                            Richard L. Love and the Company
        10.37**          -- Amendment to Employment Agreement dated April 4, 1995
                            between Richard L. Love and the Company
        10.38**          -- Amendment to Employment Agreement dated September 27,
                            1995 between Richard L. Love and the Company
        10.39**          -- Employment Agreement dated November 2, 1994 between
                            Alexander L. Weis, Ph.D. and the Company
        10.40**          -- Amendment to Employment Agreement dated April 10, 1995
                            between Alexander L. Weis, Ph.D. and the Company
        10.41**          -- Amendment to Employment Agreement dated September 27,
                            1995 between Alexander L. Weis, Ph.D. and the Company
        10.42**          -- Employment Agreement dated August 13, 1996 between James
                            R. Koch and the Company
        10.43**          -- Employment Agreement dated August 27, 1996 between Pedro
                            Santabarbara, M.D., Ph.D. and the Company
        10.44**          -- Letter Agreement dated November 2, 1994 between Alexander
                            L. Weis, Ph.D. and the Company
        10.45**          -- Consulting Services Agreement dated March 16, 1995
                            between the Company and Charles A. Coltman, Jr., M.D.
        10.46**          -- Consulting Services Agreement dated January 1, 1995
                            between the Company and Daniel Von Hoff, M.D.
        10.47**          -- 1995 Stock Option Plan for the Company
        10.48**          -- 1996 Non-Employee Director Stock Option Plan for the
                            Company
        10.49**          -- Form of Non-Employee Director Stock Option Agreement
        10.50**          -- Third Amended and Restated Registration Rights Agreement
                            between the Company, CTRC and the holders of the Series
                            B, C, D and E Preferred Stock
        10.51**          -- Convertible Preferred Stock Purchase Agreement dated
                            September 29, 1995 among the Company and the holders of
                            Series B Preferred Stock
        10.52**          -- Convertible Preferred Stock Purchase Agreement dated
                            December 11, 1996 between the Company and MPI
        10.53**          -- Convertible Preferred Stock Purchase Agreement dated
                            November 11, 1996 between the Company and Johnson &
                            Johnson Development Corporation

     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
        10.54**          -- Convertible Preferred Stock Purchase Agreement dated as of July 22, 1996 among the Company and the holders of
                            Series C Preferred Stock
        10.55**          -- Form of Pledge Agreement between Cancer Therapy and
                            Research Center Endowment and each of Gary V. Woods,
                            Ruskin C. Norman, M.D. and Robert V. West, Jr., Ph.D.
        10.56+**         -- Exclusive License Agreement [Oxypurinol] dated November
                            27, 1996 between MGI Pharma, Inc. and the Company
        10.57+           -- Exclusive License Agreement [DHAC] dated November 27,
                            1996 between MGI Pharma, Inc. and the Company
        10.58**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Daniel Von Hoff and the Company
        10.59**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Alexander L. Weis and the Company
        10.60**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Richard L. Love and the Company
        10.61**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Charles A. Coltman, Jr. and the Company
        10.62**          -- Promissory Note dated April 12, 1995 between Daniel Von
                            Hoff and the Company
        10.63**          -- Promissory Note dated April 12, 1995 between Richard L.
                            Love and the Company
        10.64**          -- Promissory Note dated April 12, 1995 between Charles A.
                            Coltman, Jr. and the Company
        10.65**          -- Promissory Note dated April 12, 1995 between Alexander L.
                            Weis and the Company
        10.66**          -- Ownership Restriction Agreement dated December 11, 1996 between MPILEX Management, L.L.C., MPILEX Partners, L.P.
                            and holders of units thereof.
        10.67**          -- Agreement of Limited Partnership of MPILEX Partners, L.P.
                            among MPILEX Management, L.L.C.
        10.68**          -- Regulations of MPILEX Management, L.L.C. dated December
                            1996.
        10.69+**         -- License Agreement dated December 11, 1996 between MPILEX
                            Partners, L.P. and the Company
        11.1**           -- Computation of Earnings Per Share
        23.1             -- Consent of Arthur Andersen LLP
        23.2**           -- Consent of Fulbright & Jaworski L.L.P. (included in 5.1)
        24.1**           -- Power of Attorney (included on signature page of initial filing of this Registration Statement)
        27**             -- Financial Data Schedule


---------------

** Previously filed.

 + Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

     (b) Financial Statement Schedules:

     All financial statement schedules, for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission, are not required under the related instructions, are inapplicable or information required is included in the financial statements and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on February 20, 1997.


                                            ILEX ONCOLOGY, INC.

                                            By:     /s/ RICHARD L. LOVE

                                              ----------------------------------
                                                       Richard L. Love
                                                President and Chief Executive
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/  GARY V. WOODS*                     Director                      February 20, 1997
-----------------------------------------------------
                    Gary V. Woods

                 /s/ RICHARD L. LOVE                     President, Chief Executive    February 20, 1997
-----------------------------------------------------      Officer and Director
                   Richard L. Love                         (Principal Executive
                                                           Officer)

            /s/  ALEXANDER L. WEIS, Ph.D.*               Director                      February 20, 1997
-----------------------------------------------------
              Alexander L. Weis, Ph.D.

                 /s/  JAMES R. KOCH*                     Vice President and Chief      February 20, 1997
-----------------------------------------------------      Financial Officer
                    James R. Koch                          (Principal Financial and
                                                           Accounting Officer)

            /s/  DANIEL D. VON HOFF, M.D.*               Director                      February 20, 1997
-----------------------------------------------------
              Daniel D. Von Hoff, M.D.

                 /s/  JOHN L. CASSIS*                    Director                      February 20, 1997
-----------------------------------------------------
                   John L. Cassis

              /s/  A. DANA CALLOW, JR.*                  Director                      February 20, 1997
-----------------------------------------------------
                 A. Dana Callow, Jr.

             /s/  RUSKIN C. NORMAN, M.D.*                Director                      February 20, 1997
-----------------------------------------------------
               Ruskin C. Norman, M.D.

            /s/  JASON S. FISHERMAN, M.D.*               Director                      February 20, 1997
-----------------------------------------------------
              Jason S. Fisherman, M.D.

         /s/  JERRY R. MITCHELL, M.D., Ph.D.*            Director                      February 20, 1997
-----------------------------------------------------
           Jerry R. Mitchell, M.D., Ph.D.

              *By: /s/ RICHARD L. LOVE
 --------------------------------------------------
                   Richard L. Love
                 as Attorney-in-Fact

                                    EXHIBITS


     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
         1.1**           -- Form of Underwriting Agreement
         3.1**           -- Amended and Restated Certificate of Incorporation of the
                            Company
         3.2**           -- Bylaws of the Company, as amended
         4.1**           -- Specimen of certificate representing Common Stock, $.01 par value, of the Company
         5.1**           -- Opinion of Fulbright & Jaworski L.L.P. regarding legality of the Common Stock being registered
        10.1**           -- Revolving Promissory Note dated November 18, 1994, in the original principal amount of $500,000, payable by the
                            Company to CTRC Research Foundation
        10.2**           -- Loan Agreement dated November 18, 1994 between the
                            Company and CTRC Research Foundation
        10.3**           -- Letter Agreement dated December 4, 1996 between the
                            Company and CTRC Research Foundation terminating the line
                            of credit
        10.4**           -- Assignment of Rights and Assets dated November 1994 from
                            CTRC Research Foundation to the Company
        10.5**           -- First Amendment to Assignment of Rights and Assets dated
                            September 1995 between ILEX Oncology, Inc. and CTRC
                            Research Foundation
        10.6**           -- Services Agreement dated November 18, 1994 between CTRC
                            Research Foundation and the Company
        10.7**           -- Covenant Not To Sue dated September 1995 between CTRC
                            Research Foundation and the Company
        10.8**           -- Office Lease dated October 1, 1994 between the Company
                            and CTRC Research Foundation
        10.9**           -- Lease Agreement dated October 1, 1994 between Texas
                            Research and Technology Foundation and the Company
        10.10**          -- Lease Agreement dated September 1, 1995 between CTRC
                            Research Foundation and the Company
        10.11**          -- Commercial Industrial Sublease Agreement between
                            TRTF/CTRCRF Building Corporation and the Company
        10.12**          -- Agreement dated November 1, 1994 [cGMP Plant] by and
                            among Texas Research and Technology Foundation, CTRC
                            Research Foundation, TRTF/CTRCRF Building Corporation and
                            the Company
        10.13+**         -- License Agreement [Piritrexim Isethionate] dated March
                            31, 1995 by and among Burroughs Wellcome Co., The
                            Wellcome Foundation Limited and the Company
        10.14+**         -- License Agreement [Oxypurinol] dated March 31, 1995 by
                            and among Burroughs Wellcome Co., The Wellcome Foundation
                            Limited and the Company
        10.15+**         -- License Agreement [Crisnatol Mesylate] dated November 1,
                            1993 by and among Burroughs Wellcome Co., The Wellcome
                            Foundation Limited and CTRC Research Foundation
        10.16+**         -- Amendment and Agreement with Respect to License Agreement
                            [crisnatol mesylate] dated October 5, 1996 amending
                            License Agreement dated November 1, 1993 by and among
                            Burroughs Wellcome Co., The Wellcome Foundation Limited
                            and CTRC Research Foundation

     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
        10.17+**         -- License Agreement [Eflornithine] between ILEX Oncology,
                            Inc. and Marion Merrell Dow Inc. and its subsidiaries
                            Merrell Dow Pharmaceuticals Inc. and Marion Merrell Dow
                            France Et Cie
        10.18+           -- Development and License Agreement [crisnatol mesylate]
                            dated October 11, 1996 by and among the Company and
                            Janssen Pharmaceutica, N.V.
        10.19+**         -- License Agreement [Farnesyl Transferase Inhibitors] dated
                            July 1, 1996 by and between Sother Limited and the
                            Company
        10.20+**         -- License Agreement [RP 60475] dated November 18, 1994
                            between Rhone-Poulenc Rorer S.A. and the Company
        10.21+**         -- Agreement dated November 25, 1996 between Hoffmann-La
                            Roche, Inc. and the Company [RO23-7553]
        10.22+**         -- License and Development Agreement [MGBG] dated October 1,
                            1992 between Sterling Winthrop Inc. and CTRC Research
                            Foundation
        10.23+           -- Research Collaboration Agreement dated December 12, 1995 between CTRC Research Foundation and Sanofi
        10.24**          -- Consent, Acknowledgment and Waiver Agreement dated
                            September 1994 by and among CTRC Research Foundation,
                            Sterling Winthrop Inc. and the Company
        10.25            -- Intentionally omitted
        10.26**          -- Material Transfer Agreement [Dihydro-5-Azacytidine] dated
                            March 9, 1995 between the Company and the National
                            Institutes of Health
        10.27+**         -- Patent License Agreement--Exclusive [Methyl-Glyoxal
                            Bis-Guanylhydrazone] dated September 8, 1991 between the
                            National Institutes of Health and Cancer Therapy and
                            Research Center
        10.28**          -- Agreement for Services dated February 15, 1995 between
                            the Company and The University of Texas Health Science
                            Center at San Antonio
        10.29**          -- Agreement for Services effective September 20, 1994
                            between CTRC Research Foundation and The University of
                            Texas Health Science Center at San Antonio
        10.30**          -- Master Services Agreement (Preclinical Services) dated
                            June 11, 1996 by and between the Company and Lipitek
                            International, Inc.
        10.31**          -- Letter Agreement dated September 28, 1995 between Cross
                            Atlantic Partners K/S, Boston Capital Ventures III.
                            Limited Partnership, Rovent II Limited Partnership, CTRC
                            Research Foundation and the Company
        10.32**          -- Warrant for the purchase of shares of Common Stock dated
                            September 1995 between the Company and Vector Securities
                            International, Inc.
        10.33**          -- Warrant for the Purchase of shares of Common Stock dated
                            July 1996 between the Company and Chestnut Partners, Inc.
        10.34**          -- Institute for Drug Development Program Agreement dated
                            September 20, 1994 between CTRC Research Foundation and
                            The University of Texas Health Science Center at San
                            Antonio
        10.35**          -- Subordinated Option Agreement dated March 27, 1995
                            between CTRC Research Foundation and the Company
        10.36**          -- Employment Agreement dated November 2, 1994 between
                            Richard L. Love and the Company
        10.37**          -- Amendment to Employment Agreement dated April 4, 1995
                            between Richard L. Love and the Company

     EXHIBIT NUMBER                       IDENTIFICATION OF EXHIBIT
     --------------                       -------------------------
        10.38**          -- Amendment to Employment Agreement dated September 27,
                            1995 between Richard L. Love and the Company
        10.39**          -- Employment Agreement dated November 2, 1994 between
                            Alexander L. Weis, Ph.D. and the Company
        10.40**          -- Amendment to Employment Agreement dated April 10, 1995
                            between Alexander L. Weis, Ph.D. and the Company
        10.41**          -- Amendment to Employment Agreement dated September 27,
                            1995 between Alexander L. Weis, Ph.D. and the Company
        10.42**          -- Employment Agreement dated August 13, 1996 between James
                            R. Koch and the Company
        10.43**          -- Employment Agreement dated August 27, 1996 between Pedro
                            Santabarbara, M.D., Ph.D. and the Company
        10.44**          -- Letter Agreement dated November 2, 1994 between Alexander
                            L. Weis, Ph.D. and the Company
        10.45**          -- Consulting Services Agreement dated March 16, 1995
                            between the Company and Charles A. Coltman, Jr., M.D.
        10.46**          -- Consulting Services Agreement dated January 1, 1995
                            between the Company and Daniel Von Hoff, M.D.
        10.47**          -- 1995 Stock Option Plan for the Company
        10.48**          -- 1996 Non-Employee Director Stock Option Plan for the
                            Company
        10.49**          -- Form of Non-Employee Director Stock Option Agreement
        10.50**          -- Third Amended and Restated Registration Rights Agreement
                            between the Company, CTRC and the holders of the Series
                            B, C, D and E Preferred Stock
        10.51**          -- Convertible Preferred Stock Purchase Agreement dated
                            September 29, 1995 among the Company and the holders of
                            Series B Preferred Stock
        10.52**          -- Convertible Preferred Stock Purchase Agreement dated
                            December 11, 1996 between the Company and MPI
        10.53**          -- Convertible Preferred Stock Purchase Agreement dated
                            November 11, 1996 between the Company and Johnson &
                            Johnson Development Corporation
        10.54**          -- Convertible Preferred Stock Purchase Agreement dated as of July 22, 1996 among the Company and the holders of
                            Series C Preferred Stock
        10.55**          -- Form of Pledge Agreement between Cancer Therapy and
                            Research Center Endowment and each of Gary V. Woods,
                            Ruskin C. Norman, M.D. and Robert V. West, Jr., Ph.D.
        10.56+**         -- Exclusive License Agreement [Oxypurinol] dated November
                            27, 1996 between MGI Pharma, Inc. and the Company
        10.57+           -- Exclusive License Agreement [DHAC] dated November 27,
                            1996 between MGI Pharma, Inc. and the Company
        10.58**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Daniel Von Hoff and the Company
        10.59**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Alexander L. Weis and the Company
        10.60**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Richard L. Love and the Company
        10.61**          -- Stock Purchase Agreement dated April 11, 1995 between
                            Charles A. Coltman, Jr. and the Company

         10.62**          -- Promissory Note dated April 12, 1995 between Daniel Von Hoff and the Company
         10.63**          -- Promissory Note dated April 12, 1995 between Richard L. Love and the Company
         10.64**          -- Promissory Note dated April 12, 1995 between Charles A. Coltman, Jr. and the Company
         10.65**          -- Promissory Note dated April 12, 1995 between Alexander L. Weis and the Company
         10.66**          -- Ownership Restriction Agreement dated December 11, 1996 between MPILEX Management,
                             L.L.C., MPILEX Partners, L.P. and holders of units thereof.
         10.67**          -- Agreement of Limited Partnership of MPILEX Partners, L.P. among MPILEX Management,
                             L.L.C.
         10.68**          -- Regulations of MPILEX Management, L.L.C. dated December 1996.
         10.69+**         -- License Agreement dated December 11, 1996 between MPILEX Partners, L.P. and the Company
         11.1**           -- Computation of Earnings Per Share
         23.1             -- Consent of Arthur Andersen LLP
         23.2**           -- Consent of Fulbright & Jaworski L.L.P. (included in 5.1)
         24.1**           -- Power of Attorney (included on signature page of initial filing of this Registration
                             Statement)
         27**             -- Financial Data Schedule


---------------


** Previously filed.


 + Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.